                                                                    Exhibit 4.11

                        AMENDED STOCK ELECTION AGREEMENT


     AGREEMENT, dated as of October 12, 1999 by and between RSJ Acquisition Co., a Delaware corporation (the "Purchaser") and Hackney One Investments, LLC, a Delaware limited liability company (the "Stockholder"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger and Recapitalization, dated as of June 24, 1999, by and between the Purchaser and Citation Corporation, a Delaware corporation (the "Company"), as amended by Amendment No. 1 to the Agreement and Plan of Merger and Recapitalization, by and between such parties, dated as of September 3, 1999, and by Amendment No. 2 ("Amendment No. 2") to the Agreement and Plan of Merger and Recapitalization dated as of October 12, 1999 (as so amended, and as such agreement may be further amended from time to time, the "Merger Agreement").

     WHEREAS, the Purchaser and the Company have entered into the Merger Agreement, pursuant to which Purchaser will be merged with and into the Company (the "Merger");

     WHEREAS, on the date hereof, the Purchaser and the Company are amending the Merger Agreement (the "Amendment") to provide for a reduction in the Merger Consideration and the other the matters set forth in the Amendment;

     WHEREAS, as a result of the foregoing amendments, the number of Non-Cash Election Shares has been increased;

     WHEREAS, as a condition to the Purchaser's entering into the Amendment, the Purchaser is requiring that the Stockholder enter into this Agreement with regard to certain of the Stockholder's shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"); and

     WHEREAS, the Stockholder and the Purchaser intend for this Agreement to take effect simultaneous to the execution of the Amendment.

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

     Section 1.  Covenants of the Stockholder.  The Stockholder hereby covenants
                 ----------------------------
and agrees as follows:

          (a)  Irrevocable Stock Election.  The Stockholder hereby irrevocably
               --------------------------
agrees that he will make, or cause to be made, a Stock Election with respect to 781,619 of the shares of Common Stock owned by the Stockholder (such shares, the "Stock Election Shares"); it being understood and agreed such Stock Election will be made by the Stockholder in accordance with the applicable terms and provisions of the Merger Agreement.

          (b)  Stockholders Agreement and Registration Rights Agreement. At the
               --------------------------------------------------------
Effective Time, the Stockholder shall execute and deliver a Stockholders Agreement (the "Stockholders Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") containing the applicable terms and conditions set forth on Exhibit A hereto; it being understood and agreed that the Stockholder shall be legally bound to accept such terms and provisions only to the extent they relate to the Stock Election Shares, and all other terms and provisions of such agreements shall be established by mutual agreement among the various parties thereto.

          (c)  No Transfers.  Prior to the Termination Date (as defined in
               ------------
Section 6), the Stockholder shall not, directly or indirectly (i) except pursuant to the terms of the Merger Agreement or this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Stockholder's Stock Election Shares or any interest therein, or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

          (d)  Waiver of Appraisal Rights.  The Stockholder hereby waives any
               --------------------------
rights of appraisal or right to dissent from the Merger that the Stockholder may have with respect to the Stock Election Shares.

     Section 2.  Covenants of the Purchaser.  The Purchaser hereby covenants and
                 --------------------------
agrees that at the Effective Time, the Purchaser shall execute, and shall cause the Company, Kelso Investment Associates VI, L.P., a Delaware limited partnership, and KEP VI, LLC, a Delaware limited liability company, to execute, the Stockholders Agreement and the Registration Rights Agreement.

     Section 3.  Representations and Warranties of the Stockholders.  The
                 --------------------------------------------------
Stockholder hereby represents and warrants to the Purchaser as follows:

          (a)  Ownership of Rollover Shares, etc.  The Stockholder is the record
               ----------------------------------
and beneficial owner of the Stock Election Shares, free and clear of all liens, security interests, encumbrances or adverse claims of any kind. The Stockholder has (A) sole power of disposition, (B) sole voting power and (C) sole power to
     -                              -                         -
demand dissenter's or appraisal rights, in each case with respect to all of the Stockholder's Stock Election Shares and with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

          (b)  Legal Capacity, etc.  The Stockholder has all requisite legal
               --------------------
capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stock holder is a party or by which the Stockholder is bound or violate any order, writ, injunction, decree, judgment, statute, rule, regulation or governmental permit or license applicable to the Stockholder or any of the Stockholder's properties or assets. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally or by general principles of equity. After giving effect to Amendment No. 2, the Voting Agreement, dated as of June 24, 1999, among Merger Co. and the individuals and other parties thereto, will remain in full force and effect in accordance with its terms.

          (c)  Investment Intent.  The Stockholder is retaining the Stock
               -----------------
Election Shares solely for the Stockholder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof. The Stockholder will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Stock Election Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Stock Election Shares) or any interest therein or any rights relating thereto, except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), the Certificate of Incorporation of the Company (the "Charter") and the Stockholders Agreement.

          (d)  Transfer Restrictions.  The Stockholder acknowledges receipt of
               ---------------------
advice from the Purchaser that (i) none of the Stock Election Shares have yet
                                -
been registered under the Act, (ii) all of the Stock Election Shares must be
                                --
held indefinitely and the Stockholder must continue to bear the economic risk of the investment in all such Stock Election Shares unless such Stock Election Shares are subsequently registered under the Act or an exemption from such registration is available, (iii) there
                                                                    ---
may not be any public market for any of the Stock Election Shares in the foreseeable future, (iv) Rule 144 promulgated under the Act is not presently
                     --
expected to be available with respect to sales of any securities of the Company following the Merger and neither the Company nor the Purchaser has made any covenant to make such Rule available and such Rule is not anticipated to be available in the foreseeable future, (v) when and if any of the Stock Election
                                      -
Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (vi) if the exemption afforded by Rule 144 is not
                              --
available, public sale of any of the Stock Election Shares without registration will require the availability of an exemption under the Act, (vii) restrictive
                                                              ---
legends in the form set forth in the Stockholders Agreement shall be placed on the certificates representing all of the Stock Election Shares and (viii) a
                                                                    ----
notation shall be made in the appropriate records of the Company indicating that all of the Stock Election Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Stock Election Shares, if applicable.

          (e)  Ability to Bear Risk.  The Stockholder's financial situation is
               --------------------
such that the Stockholder can afford to bear the economic risk of holding all of the Stock Election Shares for an indefinite period and the Stockholder can afford to suffer the complete loss of the Stockholder's investment in all of the Stock Election Shares.

          (f)  Evaluation.  The Stockholder has been granted the opportunity to
               ----------
ask questions of, and receive answers from, representatives of the Purchaser and the Company concerning the terms and conditions of its retention of the Stock Election Shares and to obtain any additional information that the Stockholder deems necessary; the Stockholder's knowledge and experience in financial business matters is such that the Stockholder is capable of evaluating the merits and risk of the investment in the Stock Election Shares; and the Stockholder has carefully reviewed the terms and provisions of the Charter and the Stockholders Agreement and has evaluated the restrictions and obligations contained therein.

          (g)  Accredited Investors.  The Stockholder is an "accredited
               --------------------
investor" as such term is defined in Rule 501(a) promulgated under the Act (a copy of such Rule is attached to this Agreement as Exhibit C).

          (h)  Reliance.  The Stockholder understands and acknowledges that the
               --------
Purchaser is entering into the Amendment in reliance upon the Stockholder's execution and delivery of this Agreement with the Purchaser.

     Section 4.  Further Assurances.  From time to time, at the other party's
                 ------------------
request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     Section 5.  Certain Events.  The Stockholder agrees that this Agreement and
                 --------------
the obligations hereunder shall attach to the Stock Election Shares and shall be binding upon any person or entity to which legal or beneficial ownership (within the meaning of Rule 13(d)-5 under the Securities and Exchange Act of 1934, as amended) of such Stock Election Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

     Section 6.  Effectiveness and Termination.
                 -----------------------------

          (a)  Effectiveness.  This Agreement shall take effect on the first
               -------------
date on which the Amendment has been duly executed by all of the parties thereto.

          (b)  Termination.  The obligations of the Stockholder hereunder shall
               -----------
terminate upon the first to occur of (a) the Effective Time and (b) the date the Merger Agreement is terminated in accordance with its terms (the "Termination Date"); provided that the provisions of this Section 6 and Section 7 hereof and any claim for breach of any representation, warranty, covenant or other agreement under this agreement shall survive the Effective Time and/or the Termination Date, as applicable.

     Section 7.  Miscellaneous.
                 -------------

          (a)  Notices.  All notices, requests, demands, waivers and other
               -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered
                                                           -
personally, (b) mailed, certified or registered mail with postage prepaid, (c)
             -                                                              -
sent by next-day or overnight mail or delivery or (d) sent by fax, as follows
                                                   -
(or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Stockholder:      Hackney One Investments, LLC
                            2 Office Park Circle, Suite One
                            Birmingham, Alabama 35223
                            Attn: T. Morris Hackney

and:                        Ritchie & Rediker, LLC
                            312 North 23/rd/ Street

                            Birmingham, Alabama 35203
                            Attn: Thomas A. Ritchie, Esq.

If to the Purchaser:        RSJ Acquisition Co.
                            c/o Kelso & Company
                            320 Park Avenue - 24/th/ Floor
                            New York, NY 10022
                            Attn: James J. Connors, II, Esq.

and:                        Debevoise & Plimpton
                            875 Third Avenue
                            New York, NY 10022
                            Attn: Richard D. Bohm, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (b)  Invalidity, etc.  If any term or other provision of this
               ----------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

          (c)  Entire Agreement.  This Agreement, including all exhibits and
               ----------------
schedules hereto, and the Voting Agreement constitute the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

          (d)  Assignment.  Neither this Agreement not any of the rights or
               ----------
obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

          (e)  Specific Performance.  The parties hereto agree that irreparable
               --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          (f)  Governing Law.  This Agreement and the rights and obligations of
               -------------
the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

          (g)  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY AND
               --------------------
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          (h)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

             [The remainder of this page left intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                      RSJ ACQUISITION CO.



                                      By:
                                         ---------------------------------
                                      Name: James J. Connors, II
                                      Title: Vice President



                                      HACKNEY ONE INVESTMENTS, LLC



                                      By:
                                         ---------------------------------
                                      Name: T. Morris Hackney
                                      Title: Manager